SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 28, 2014

Atomic Paintball, Inc.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Texas	0-52856	75-2942917
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2600 E. Southlake Blvd., Suite 120-366, Southlake, TX 76092
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

817-491-8611
 (ISSUER TELEPHONE NUMBER)

Copies to:

Hunter Taubman Weiss LLP
130 w. 42nd Street, Suite 1050
 New York, NY 10036
Tel: 212-732-7184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Offering

On August 28, 2014, Atomic Paintball Inc. (the “Company” or “we”, “us”) and J.H. Brech, LLC (“JHB”), a related party, entered into a First Letter of Addendum and First Amendment (the “Amendment”) to the July 13, 2011, 8% Revolving Credit Note by and between the Company and JHB (the “Note”). Pursuant to the Amendment, the parties agree to amend the conversion rights of the Note to extend to the principal balance of the Note, rather than just the interest and also to decrease the conversion price of the Note from $0.50 per share to $0.25 per share, effective September 1, 2014.

Pursuant to the original terms of the Note, as disclosed in the interim report on Form 10-Q for the periods ended September 30, 2013 and 2012 we filed on July 21, 2014 (file No. 000-52856 14985066), the interest is payable at 8% per annum on the outstanding principal amount due under the revolving line of credit and is payable semi-annually on June 30 and December 31 of each year commencing June 30, 2011.  The principal and any accrued but unpaid interest is due on July 13, 2014.  At our sole discretion, we can pay the interest in shares of our common stock valued as follows:

•
if our common stock is not listed for trading on an exchange or quoted for trading on the OTC Bulletin Board or the Pink Sheets, interest shares are valued at the greater of $0.50 per share or the fair market value as determined in good faith by us based upon the most recent arms-length transaction, or

•
if our common stock is listed for trading on an exchange or quoted for trading on the OTC Bulletin Board or the OTC Markets Group (formerly, the Pink Sheets), interest shares will be valued at the greater of (A) the closing price of our common stock on the trading day immediately preceding the date the interest payment is due and payable, or (B) the average closing price of the common stock for the five trading days immediately preceding the date the interest payment is due and payable.

We may prepay the note at any time without penalty.  Upon an event of default, JHB has the right to accelerate the note.  Events of default include:

•	our failure to pay the interest and principal when due;

•	a default by us under the terms of the note;

•	appointment of a receiver, filing of a bankruptcy provision, a judgment or levy against our company exceeding $50,000 or a default under any other indebtedness exceeding $50,000;

•	a liquidation of our company or a sale of all or substantially all of our assets; or

•	a change of control of our company as defined in the note.

Although we have not made the contractual payments, JHB has not declared a default as of the date of this Report.

The foregoing description of the Amendment and the Note is only a summary of their material terms, does not purport to be complete and is qualified in its entirety by reference to such documents. A copy of each of the Amendment and the Note is filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) Appointment of Principal Officers

On August 29, 2014, our Board of Directors approved an appointment of Mr. Robert Dragotta as the President of the Company and his officer employment agreement, which shall commence when we receive at least $2,000,000 in financing and then continue for 48 months unless previously terminated by Mr. Dragotta or our Board pursuant to the employment agreement. Pursuant to his employment agreement, Mr. Dragotta shall receive a base salary at an annual rate determined by our Board in accordance with our customary payroll policies at such intervals as may from time to time be used by us for paying our employees generally, but no more frequently than monthly and no less than $180,000 per annum. Pursuant to his employment agreement, we agreed to issue Mr. Dragotta a $25,000 signing bonus and a 150,000 stock award, subject to a one year cliff vesting; Mr. Dragotta agreed to defer his signing bonus, stock award and base salary until we receive at least $2,000,000 in financing.  In addition, our Board in its discretion may or may not establish bonus compensation or profit sharing or similar compensation arrangements, based on Mr. Dragotta’s performance and overall performance of the Company. Mr. Dragotta agrees that the base salary and bonus compensation will be paid only from funds received in future raises or from positive cash flow, as and if those funds are available.  The Company maintains the right to terminate Mr. Dragotta's appointment with or without cause as set forth in the agreement.

Mr. Dragotta does not have a familial relationship with any of our other directors and executive officers. Mr. Dragotta shall hold office until the next annual meeting of shareholders, or until his successor is elected and qualified. Below is a brief descriptions of the business experience of Mr. Dragotta during the past five years and an indication of directorships, if any that he has held in other companies subject to the reporting requirements under the Federal securities laws. Mr. Dragotta is not a party adverse to us nor does he have a material interest adverse to us.

Robert Dragotta, President. Mr. Dragotta’s experience in the worlds of advertising, promotion, media and theater is extensive.  His work has kept him at the forefront of new media and he is currently partnered with CN Global Technologies, developers for new mobile commerce applications.  He is also owner of National Marketing and Media Solutions (NMAMS), which combines mobile technology with the world of digital media. NMAMS has been a consultant for Callisto TV and JCS Enterprises and the development of a Virtual Concierge and mobile commerce marketing solutions. From 2005 to 2009 Mr. Dragotta was a consultant for AirPlay America, a network of digital screens placed in hair salons and served briefly as its President. In 1985, Mr. Dragotta purchased and acted as the CEO (until 1999) of National Out-of-Home Media (NOHMS), a media sales agency in NYC. NOHMS represented billboard companies worldwide and was responsible for placing the first Sony Jumbotron in Times Square. Mr. Dragotta has been published in several media publications including AdWeek, Media and Marketing Magazine and Ad Age. He has consulted with several digital media start-up companies and has worked with most of the leaders in the out-of-home media industry. Mr. Dragotta holds a BA in Political Science and has done graduate work at Temple University.

(e)

On August 29, 2014, our Board of Directors approved a renewed appointment of Mr. Darren Dunckel as our Chief Executive Officer and his officer employment agreement, effective September 1, 2014. Mr. Dunckel was appointed as our CEO and Chairman of the Board on February 21, 2012. Pursuant to Mr. Dunckel’s officer employment agreement, we shall pay an annual salary of $60,000 on monthly basis and issue 20,000 shares of our common stock per month under our stock option and award incentive plan in addition to a signing bonus consisting of $25,000 and 250,000 shares of common stock. Mr. Dunckel will also receive certain incentive compensation pursuant to our stock option and award incentive plan as well as annual bonuses as determined by our Board. Mr. Dunckel agrees that the salary and signing bonus will be paid from funds received in future raises or from positive cash flow, as and if those funds are available. The Company maintains the right to terminate Mr. Dunckel's appointment with or without cause as set forth in the agreement.

The foregoing description of Mr. Dunckel and Mr. Dragotta’s employment agreements is only a summary of their material terms, does not purport to be complete and is qualified in its entirety by reference to such documents. A copy of each of the employment agreements is filed as Exhibits 10.3 and 10.4, respectively, to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

None.
(c)	Shell company transactions. None.

(d)	Exhibits.

Exhibit No.	Description

10.1	Note Agreement dated July 13, 2011, between and among the Company and J.H. Brech, LLC
10.2	First Letter of Addendum and First Amendment dated August 28, 2014, between and among the Company and J.H. Brech, LLC
10.3	Employment Agreement dated August 28, 2014, between and among the Company and Darren Dunckel
10.4	Employment Agreement dated August 28, 2014, between and among the Company and Robert Dragotta

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atomic Paintball, Inc.

Date: September 10, 2014	By:	/s/ Darren Dunckel
Darren Dunckel
Chief Executive Officer